Exhibit 99.1

FORM OF LOCK-UP AGREEMENT

[ ˜ ], 2021

Keefe, Bruyette & Woods, Inc.

As Representative of the several Underwriters listed in Schedule I to the Underwriting Agreement

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue 4th Floor

New York, New York 10019

Re: Five Star Bancorp — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Five Star Bancorp, a California corporation (the “Company”), providing for the initial public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of common stock, no par value, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative, on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the Underwriting Agreement (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, no par value, of the Company (the “Common Stock”), or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (2) enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic consequences of ownership of Common Stock or such other securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or arrangement; or (4) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to any agreement, understanding or otherwise to which the undersigned is a party. For the avoidance of doubt, if the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Common Stock the undersigned may purchase in the Public Offering.

Notwithstanding the foregoing, (A) the foregoing restrictions shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the undersigned provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; (B) the undersigned may transfer shares of the undersigned’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock: (1) as a bona fide gift or gifts, including through a distribution by a trust, family limited partnership, corporation or other entity; (2) by will or intestacy; (3) to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family (as defined in Rule 16a-1(e) under the Exchange Act) of the undersigned; (4) (i) to a member of the undersigned’s immediate family or (ii) if such transfer occurs by operation of law, including without limitation, pursuant to a domestic relations order of a court of competent jurisdiction; (5) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, or to any other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned, or (ii) as part of a distribution, transfer or disposition without consideration by the undersigned to its shareholders, partners, members or other equity holder; (6) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (5) above; (7) to the Company in connection with the exercise of stock options or warrants or securities convertible into or exchangeable for Common Stock outstanding on the date of the Prospectus and described in the Prospectus (provided that the Common Stock issued upon such exercise is subject to the restrictions set forth herein); or (8) to the Company, to satisfy any tax withholding obligations of the Company or the undersigned, or to satisfy the exercise price of stock options by the undersigned, upon the exercise of stock options, vesting of outstanding restricted stock awards, or other similar share-based awards that are outstanding as of the date of the Underwriting Agreement and disclosed in the Prospectus; provided, however, (i) in case of any such transfer, except for transfers to the Company pursuant to clauses (7) and (8), it shall be a condition to the transfer that such donee or transferee execute an agreement stating that such donee or transferee is receiving and holding the Common Stock subject to the provisions of this agreement, and (ii) any such transfer shall not involve a disposition for value (except for transfers to the Company pursuant to clauses (7) and (8)), and, (iii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than filings required to be made by such party under the Exchange Act, or other public announcement shall be made voluntarily in connection with such transfer or distribution and any required filing shall clearly indicate in a footnote thereto the circumstances of the particular transfer; and (C) the undersigned may transfer fractional shares of Common Stock to the Company for value, provided that such transfer is made in connection with the Company’s redemption prior to the date of the Underwriting Agreement of any fractional shares of Common Stock held by the undersigned.

If the undersigned is an officer or director of the Company, (i) the Representative, on behalf of the Underwriters, agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative, on behalf of the Underwriters, will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative, on behalf of the Underwriters, hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply to any transfer in accordance with the provisions of the immediately preceding paragraph, or if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or legal representatives of the undersigned.

Notwithstanding anything herein to the contrary, this Letter Agreement shall be of no further force or effect and the undersigned shall be released from all obligations under this Letter Agreement if (i) the registration statement on Form S-1 with respect to the Public Offering is withdrawn, (ii) the closing of the Public Offering has not occurred on or prior to 5:00 p.m. New York City time on September 30, 2021, (iii) prior to the execution of the Underwriting Agreement by the parties thereto, either the Representative on the one hand, or the Company on the other hand, notifies the other in writing that it does not intend to proceed with the transactions contemplated by the Underwriting Agreement; or (iv) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

[Signature page follows]

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF SHAREHOLDER]

By:
Name:
Title: